EXHIBIT 99.2

T.A. INDUSTRIES, INC.

FINANCIAL STATEMENTS

Nine Months Ended September 30, 2020 and 2019

T.A. INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
As of September 30, 2020 and September 30, 2019

	2020	2019
A S S E T S
Current assets:
Cash and cash equivalents	$1,276,171	$711,691
Accounts receivable, net	14,450,776	12,393,666
Advance to suppliers	1,389,436	1,344,191
Other receivables	11,362,608	123,653
Inventory	33,100,322	34,864,574
Other current assets	2,956,678	3,104,360

Total current assets	64,535,991	52,542,135

Property and equipment, net	23,510,460	21,863,943

Construction-in-progress	-	1,332,477

Other asset:
Intangible assets, net	104,307	139,773
Deferred tax assets	1,277,581	908,736
Deposits	808,371	747,335
Other long-term assets	11,245,774	10,536,546

Total other assets	13,436,033	12,332,390

Total assets	$101,482,484	$88,070,945

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,680,597	$3,944,611
Income tax payable	4,512,752	2,482,708
Revolving line of credit payable	18,182,640	24,120,598
Current portion of long-term debts	48,363	485,164
Accrued and other current liabilities	691,533	1,491,844

Total current liabilities	29,115,885	32,524,925

Long-term debts	17,508	64,629

Total liabilities	29,133,393	32,589,554

Shareholders' equity:
Common stock, no par value; 100,000,000 shares authorized, 2,450,000 shares issued and outstanding	2,450,000	2,450,000
Additional paid-in capital	6,600,000	6,600,000
Accumulated other comprehensive income (loss)	(6,384,836)	(6,243,993)
Retained earnings	69,683,927	52,675,384

Total shareholders' equity	72,349,091	55,481,391

Total liabilities and shareholders' equity	$101,482,484	$88,070,945

See accompanying notes to financial statements

T.A. INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
For the nine months ended September 30, 2020 and September 30, 2019

	2020	2019
Net sales	$81,087,651	$71,319,872

Cost of sales	34,451,552	32,377,972

Gross profit	46,636,099	38,941,900

Selling and administrative expenses	22,867,049	23,849,405

Income from operations	23,769,050	15,092,495

Interest income (expense), net	(669,555)	(975,914)
Financial income (expense), net	34,595	61,852
Other income (expense), net	261,929	(192,162)

Income before income tax provision	23,396,019	13,986,271

Income tax provision	(4,829,630)	(2,670,384)

Net income	$18,566,389	$11,315,887

Other comprehensive income (loss)	$(28,639)	$186,513

Comprehensive income	$18,537,750	$11,502,400

See accompanying notes to financial statements

T.A. INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
For the nine months ended September 30, 2020 and September 30, 2019

				Accumulated
			Additional	other		Net
	Shares	Common	paid-in	comprehensive	Retained	shareholders'
	outstanding	stock	capital	income (loss)	earnings	equity
Balance at December 31, 2019	2,450,000	$2,450,000	$6,600,000	$(6,356,197)	$51,117,538	$53,811,341

Net Income					18,566,389	18,566,389

Other Comprehensive Income Loss				(28,639)		(28,639)

Balance at September 30, 2020	2,450,000	$2,450,000	$6,600,000	$(6,384,836)	$69,683,927	$72,349,091

				Accumulated
			Additional	other		Net
	Shares	Common	paid-in	comprehensive	Retained	shareholders'
	outstanding	stock	capital	income (loss)	earnings	equity
Balance at December 31, 2018	2,450,000	$2,450,000	$6,600,000	$(6,430,506)	$41,359,497	$43,978,991

Net Income					11,315,887	11,315,887

Other Comprehensive Income				186,513		186,513

Balance at September 30, 2019	2,450,000	$2,450,000	$6,600,000	$(6,243,993)	$52,675,384	$55,481,391

See accompanying notes to financial statements

T.A. INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2020 and September 30, 2019

	2020	2019
Cash flows from operating activities:
Net income	$18,566,389	$11,315,887
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,001,762	1,722,963
Working capital and other changes related to operations:
Accounts receivable	(3,444,256)	(1,983,495)
Advances to suppliers and other receivable	(542,204)	697,835
Other receivable	(11,260,721)	619,423
Inventory	1,826,543	(2,526,421)
Other current assets	1,096,289	233,510
Deferred tax assets	(290,423)	(288,778)
Deposit	(61,036)	-
Other long-term assets	(3,444,309)	(6,011,572)
Accounts payable	770,171	(24,940)
Income tax payable	1,764,731	197,288
Accrued and other current liabilities	(637,562)	(799,111)

Net cash provided by operating activities	6,345,374	3,152,589

Cash flows from investing activities:
Proceeds from the sale of construction-in-progress	-	173,503
Purchase of property and equipment	(932,663)	(5,434,961)

Net cash used in investing activities	(932,663)	(5,261,458)

Cash flows from financing activities:
Proceeds from revolving line of credit payable	(4,236,872)	1,252,659
Repayments for revolving line of credit	(355,336)	(342,089)

Net cash provided by (used in) financing activities	(4,592,208)	910,570

Effect of exchange rate changes	1,555	200,397

Net increase (decrease) in cash and cash equivalents	822,058	(997,902)

Cash and cash equivalents at beginning of year	454,113	1,709,593

Cash and cash equivalents at end of year	$1,276,171	$711,691

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$669,677	$976,004
Cash paid during the year for tax	$1,793,360	$2,523,835

See accompanying notes to financial statements

T.A. INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

1. Organization

T.A. Industries, Inc. ("Company", "TA"), was incorporated in June of 1995 in the state of California and has branches in Jacksonville, Florida, Aberdeen, Maryland, Greenwood, Indiana, and Houston, Texas.  TA has been engaged principally in the import and wholesale distribution of grilles and diffusers. The Company’s wholly-owned subsidiary, T.A. Industries Vietnam Co. Ltd., ("TA Vietnam"), established in September 2004 in Vietnam, manufactures all the products TA distributes throughout the U.S.  The Company sells its products under the brand name of "Truaire", a well-recognized brand in the industry.

2. Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements included the accounts of T.A. Industries, Inc., and its wholly owned subsidiary. All significant inter-company balances and transactions have been eliminated in the consolidated financial statements.

Management Estimates

Management uses estimates and assumptions in preparing financial statements in conformity with generally accepted accounting principles in the U.S. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Accordingly, actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers operating checking accounts, money market account, and term deposits with less than 90 days maturity to be cash equivalents. As of September 30, 2020 and 2019, cash and cash equivalents included no term deposits with less than 90 days maturity.

Revenue Recognition

Wholesale revenue is recognized when the title and the risk and rewards of ownership have passed to the customer based on the terms of sale. This occurs upon shipment of products to customers.

In 2017, TA signed a contract with Home Depot to open a new line of business, a Decorative Line. To gain the new business, TA agreed to pay Home Depot $500,000 and purchase all existing Home Depot inventory for $1,440,160, which had no salvage value. To compensate for the $1,440,160 for the purchase of old inventory, they agreed on a 5% mark-up on all future sales of this new line of business, which the Company will offset against $1,440,160. Accordingly, both $500,000 and $1,440,160 were recorded as advance payment in the other long-term assets. The $500,000 was amortized over the period of 15 years while the $1,440,160 was offset by the 5% mark-up in Decorative Line sales annually.

For 9 months in 2020 and 2019, the total sales for the Decorative Line business were $3,510,657 and $3,159,804, including the additional 5% mark-up of $175,533 and $157,990, respectively, which was offset to the advance payment. The balances of the Home Depot advance payment as of September 30, 2020 and 2019, were as follows:

Original balance	$1,940,160
2017 and 2018 offset and amortization applied	(436,741)
2019 offset and amortization applied – 9 month	(178,999)
Balance as of 9/30/19	$1,324,420

2019 offset and amortization applied – remaining 3 month	(68,420)
2020 offset and amortization applied – 9 month	(200,532)
Balance as of 9/30/20	$1,055,468

While the advance payment is included in other long-term assets, the current portion is included in other current assets.

T.A. INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

The Company routinely commits to a one-time or an on-going rebate program as sales incentives to dealers/wholesalers/contractors that require the Company to estimate and accrue the costs of such program. The policy regarding the recognition and presentation within the statement of income and comprehensive income is as follows:

Discounts and Rebates

There are two types of discounts: Sales Discount and Targeted Contractor Accounts (“TCAP”) Discount. Sales discounts are given to customers for on-time payment and volume orders for either Home Depot or large-volume customers. TCAP discounts are given to contractor groups with pre-contracted discount incentives based on increased sales on existing accounts and/or sales on new accounts. The rebates are given to buying groups and the Home Depot based on monthly, quarterly, or yearly sales. Buying groups are made up of members purchasing in large quantities to obtain a better price as a whole. The costs of these discounts and rebates are recognized at the date of payment receipt or quarterly or annually. The cost of these discounts and rebates is estimated based on the payment history and the contractual obligations at year-end. Substantially all discounts and rebates are included in the determination of net sales.

Shipping and Handling Costs

The Company records shipping and handling fees collected from its customers as revenue. The Company records inbound freight as cost of sales, and it records shipping and handling costs associated with shipping products to its customers as selling and administrative expenses.

Allowance for Uncollectible Accounts

Accounts receivable consists primarily of amounts receivable from customers. The Company makes ongoing estimates related to the collectability of its accounts receivable and maintains an allowance for estimated losses resulting from the inability of its customers to make required payments. In determining the amount of the allowance, the Company considers historical levels of credit losses and makes judgments about the creditworthiness of significant customers based on ongoing credit evaluations. The allowance for uncollectible accounts receivable was $39,833 and $39,883 as of September 30, 2020 and 2019, respectively.

Inventories

Inventories are stated at lower of cost, using the first-in first-out method, or market value.

Property and Equipment

Property and equipment are stated at cost. Expenditures for repairs and maintenance are expensed as incurred, and any gain or loss on disposition is included in income as realized. Depreciation and amortization are provided on the straight-line method over the following estimated useful lives:

Automobiles	5 – 10 years
Building and structure	10 – 44 years
Machinery and equipment	5 - 10 years
Office equipment	5 years
Leasehold improvements	Shorter of 31.5 years or term of the lease

T.A. INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

Identified Intangible Assets

Intangible assets are stated at cost. The Company capitalizes and amortizes intangible assets on a straight-line basis over the following estimated useful lives:

Goodwill purchased	15 years
Patent	15 years
Loan fees paid	Shorter of 5 years or term of the loan

Impairment of Long-lived Assets and Intangible Assets

The Company assesses potential impairment to its long-lived assets and intangible assets subject to amortization when events or changes in circumstances have made recovery of the assets carrying value unlikely and the carrying amount of the assets exceeds the estimated future undiscounted cash flows. If the assessment indicates that the carrying amounts may not be recoverable, an impairment loss would reduce the assets’ carrying amount to its estimated fair value based on the present value of estimated future cash flows. During the nine months ended September 30, 2020 and 2019, the Company did not recognize any impairment related to long-lived assets and intangible assets subject to amortization.

Fair Value of Financial Instruments

Substantially all of the Company’s current assets and liabilities are considered financial instruments. These assets and liabilities are reflected at fair value, or at carrying amounts that approximate fair value because of the short maturity of the instrument. Other financial instruments consist of long-term obligations. The fair value of long-term obligations is estimated based on current interest rates offered to the Company for obligations with similar remaining maturities. The recorded value of these financial instruments approximated fair value at September 30, 2020 and 2019.

Foreign Currency Translation and Foreign Currency Transactions

Adjustments resulting from translating foreign functional currency financial statements into U.S. dollars are included in the foreign currency transaction adjustment, a component of accumulated other comprehensive income in shareholders’ equity.

The Company’s subsidiary has various assets and liabilities, which are denominated in their functional currencies. These balance sheet items are subject to remeasurement, the impact of which is recorded in net of other income and expenses within the consolidated statements of income as other comprehensive income or loss.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes.

The differences in asset and liability bases relate primarily to depreciable assets (using different methods and periods to calculate depreciation), net operating loss carry forward, and allowance for uncollectible accounts to reduce deferred tax assets to an amount that is more likely than not to be realized.

The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses and tax credits that are available to offset future income taxes. The components of the deferred tax assets and liabilities are classified as current and noncurrent based on their characteristics. Valuation allowances are provided for deferred tax assets based on the management of projection of the sufficiency of future taxable income to realize the assets. The Company records liabilities and tax benefits to uncertain tax positions in accordance with FASB ASC 740, Income Taxes.

T.A. INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

The Company’s income tax filings are subject to audit by various taxing authorities. In evaluating the Company’s tax provisions and accruals, future taxable income and the reversal of temporary differences, interpretations, and tax planning strategies are considered. The Company believes its estimates are appropriate based on current facts and circumstances.

U.S. income taxes as applicable to the earnings of its non-U.S. subsidiary that are expected to be repatriated are provided currently on the financial statement. The Company determines annually the amount of undistributed income to distribute, but, with the Tax Cuts and Jobs Act of 2017, the Company is not subject to any tax liabilities of future repatriated distribution of non-U.S. earnings indefinitely after the recognition of the initial tax liabilities on deemed mandatory repatriation for undistributed earnings up to year 2017 with the election.

With that election, the Company owed federal income tax liabilities totaling $2,264,562 as of September 30, 2020 (initial liabilities $3,056,085 less $791,523 payments made), and the future payment schedule is as follows:

Year Ending December 31,
2020	$186,425
2021	244,487
2022	458,412
2023	611,217
2024	764,021
$2,264,562

The Company evaluated and recorded all significant tax positions as required by accounting principles generally accepted in the U.S. as of September 30, 2020 and 2019.

Advertising

Advertising is charged to expenses when the advertisement is placed, and the aggregate amount of advertising expense was $122,849 and $152,616 for the nine months ended September 30, 2020 and 2019, respectively. These expenses are included in selling and administrative expenses.

3. Other Receivables

Other receivable as of September 30, 2020 and 2019, included the following:

	2020	2019
Receivable from Shareholders	$11,261,455	$-
Receivable from investment	100,000	100,000
Other receivable	1,153	23,653

Total	$11,362,608	$123,653

T.A. INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

4. Inventory

As of September 30, 2020 and 2019, inventory consisted of the following:

	2020	2019
TA
Inventory in warehouse	$30,202,270	$30,258,395
Inventory in transit	6,422,182	5,262,208

Subtotal inventory	$36,624,452	$35,520,603

TA VIETNAM
Raw materials	$4,185,827	$5,494,772
Tools and supplies	207,721	208,752
Work in process	700,310	800,477
Finished goods	194,795	204,561
Less devaluation	(141,295)	-

Subtotal inventory	$5,147,358	$6,708,562

	$41,771,810	$42,229,165

Less: inter-company profit	(8,671,488)	(7,364,591)

Total Inventory	$33,100,322	$34,864,574

5. Other Current Assets

Other current assets as of September 30, 2020 and 2019, included the following:

	2020	2019
Prepaid income taxes and expenses	$1,945,036	$1,782,141
Home Depot advance payment - current	248,334	251,410
Deductible value added tax	763,308	1,070,809

Total	$2,956,678	$3,104,360

T.A. INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

6. Property and Equipment

As of September 30, 2020 and 2019, property and equipment including the subsidiary’s consisted of the following:

2020	TA	TA VIETNAM	Total
Automobiles	$1,190,015	$456,367	$1,646,382
Building and structure	199,822	8,761,825	8,961,647
Machine and equipment	4,411,348	21,005,183	25,416,531
Office equipment	640,318	65,061	705,379
Leasehold improvements	5,964,214	-	5,964,214
	12,405,717	30,288,436	42,694,153
Accumulated depreciation	(6,040,569)	(13,143,124)	(19,183,693)
	$6,365,148	$17,145,312	$23,510,460

2019	TA	TA VIETNAM	Total
Automobiles	$1,190,015	$583,789	$1,773,804
Building and structure	199,822	7,315,619	7,515,441
Machine and equipment	4,339,191	18,658,248	22,997,439
Office equipment	631,283	65,061	696,344
Leasehold improvements	5,577,882	-	5,577,882
	11,938,193	26,622,717	38,560,910
Accumulated depreciation	(5,046,319)	(11,650,648)	(16,696,967)
	$6,891,874	$14,972,069	$21,863,943

7. Intangible Assets

Intangible assets as of September 30, 2020 and 2019, consisted of the following:

	2020	2019
Patents purchased	$400,000	$400,000
Goodwill purchased	132,000	132,000
	$532,000	$532,000
Less accumulated amortization	(427,693)	(392,227)

	$104,307	$139,773

Amortization expenses for intangible assets totaled $26,600 and $26,600 for the nine months ended September 30, 2020 and 2019, respectively.

8. Other Long-Term Assets

Other long-term assets as of September 30, 2020 and 2019, consisted of the following:

	2020		2019
Deposit	$1,332		$481
Home Depot advance payment	807,134		1,073,010
Term-loans receivable	9,923,304	*	8,826,605	*
Long-term prepaid	514,004		636,450

	$11,245,774		$10,536,546

*See note 13 for additional information

T.A. INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

9. Debts

Revolving Line of Credit

The Company has a revolving line of credit with Comerica Bank with a maximum balance of $23,000,000 due on July 28, 2021. The purpose of the loan is to provide funds for general operations and working capital. The line is secured by substantially all of the Company’s assets now owned and hereafter created or acquired by the Company. The interest is based on either the Wall Street Journal’s prime rate (current rate is 4.75%) or 30-Day LIBOR rate plus 2.0%.

TA Vietnam has two short-term loans from Vietcombank and Vietinbank. The loan from Vietcombank was entered on September 25, 2019, with a maximum balance of $10,049,278 with interest rates from 3.6% to 3.9% secured by the machinery equipment and factory. The loan from Vietinbank was entered on September 20, 2019, with a maximum balance of $3,000,000 with interest rates of 4.0% secured by the machinery equipment and factory.

As of September 30, 2020, outstanding loan balances from Comerica Bank, Vietcombank, and Vietinbank were $5,914,749, $9,400,221, and $2,867,670, respectively, for a total of $18,182,640.

As of September 30, 2019, outstanding loan balances from Comerica Bank, Vietcombank, and Vietinbank were $14,274,749, $7,164,052, and $2,681,797, respectively, for a total of $24,120,598.

Long-term Debts

Long-term debt consisted of the following as of September 30, 2020 and 2019:

	2020	2019
Notes payable for automobile loans and capital leases that expire on various dates up to November 23, 2021, with interest rates from 0.00% to 5.69%,	$65,871	$149,785

Note payable with Comerica that expires on August 31, 2020, with interest of Wall Street Journal prime rate or 30-Day LIBOR rate plus 2.0%,	-	400,008

Less current portion	(48,363)	(485,164)

Total	$17,508	$64,629

10. Accrued and Other Current Liabilities

Accrued and other current liabilities as of September 30, 2020 and 2019, included the following:

	2020	2019
Employees and tax payables	$658,357	$643,064
Machine leasing	-	181,578
Commission payable	-	487,252
Others	33,176	179,950

Total	$691,533	$1,491,844

T.A. INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

11. Income Taxes

The provisions for income taxes for the nine months ended September 30, 2020 and 2019, consisted of the following components:

	2020	2019
Current:
Federal	$3,209,029	$1,511,606
States	985,758	678,262
Foreign	925,266	769,294
	5,120,053	2,959,162
Deferred:
Federal	$(290,423)	$(195,129)
States	-	(93,649)
	(290,423)	(288,778)

Total	$4,829,630	$2,670,384

Deferred tax assets and liabilities as of September 30, 2020:

Deferred income tax assets:
State tax	$191,814
Accounts receivable, bad debt reserve	10,769
Inventory, 263A capitalization	1,180,371
Net deferred income tax assets	$1,382,954

Deferred income tax liabilities:
Depreciation and amortization	(105,373)

Deferred income tax asset, net	$1,277,581

Deferred tax assets and liabilities as of September 30, 2019:

Deferred income tax assets:
State tax	$162,530
Accounts receivable, bad debt reserve	10,769
Inventory, 263A capitalization	1,077,721
Net deferred income tax assets	$1,251,020

Deferred income tax liabilities:
Depreciation and amortization	(342,284)

Deferred income tax asset, net	$908,736

T.A. INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

12. Accumulated Other Comprehensive Income/(Loss)

As of September 30, 2020 and 2019, all accumulated other comprehensive loss, net of tax, represents the cumulative translation adjustment resulting from translating foreign functional currency financial statements into U.S. dollars.

13. Related Party Transactions

Guarantors

Two major shareholders, Mr. Yongki Yi and Mr. Tony Yi, guarantee a $21,000,000 bank line of credit and term loan outstanding from Comerica Bank on behalf of the Company. The shareholders' assets are cross-collateralized as security for this line of credit together with the assets of the companies that are all related through common ownership. These guarantees would require the shareholders to make required payments on the line of credit in the event the Company is unable to do so.

Transactions between related parties:

1.    The Company has lease contracts with the properties owned by two major shareholders, Mr. Yongki Yi and Mr. Tony Yi. The following is a summary of transactions of which the two major shareholders own 100% ownership for the year ended and as of September 30, 2020 and 2019, respectively:

	2020	2019	Deposit
Lease payments made to and security deposit receivable from Twin Sunrise Properties, Inc.:	$405,000	$405,000	$64,288

Lease payments made to and security deposit receivable from U & Y Investment MD, LLC:	$364.800	$364,800	$387,500

Lease payments made to and security deposit receivable from U & Y Investment FL, LLC:	$533,702	$533,702	$27,914

2.    The Company has various term loan receivables from the companies in Vietnam that are owned by Mr. Tony Yi, one of the major shareholders. The total amounts of the loans as of September 30, 2020 and 2019 were $9,923,304 and $8,826,605, respectively, and the loan balance is included in other long-term assets.

3.     The Company advanced to two major shareholders, Mr. Yongki Yi and Mr. Tony Yi, equally in the total amount of $11,261,455 and $ 0 as of September 30, 2020 and 2019, respectively. The advance is treated as a short-term loan that is offset against their bonuses and dividends before the end of each year. The loan balance is included in other receivables.

T.A. INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

14. Commitments and Contingencies

In 2019, the Company entered into a non-cancelable operating lease agreement for headquarters office and warehouse space in California expiring on August 31, 2024. Other non-cancelable operating leases for branches in Florida, Maryland, Indiana, and Texas are expiring in years 2025, 2025, 2024, and 2025, respectively. Future expenses from the lease agreements in effect are as follows:

Years ending September 30,
2021	$5,410,760
2022	5,482,296
2023	5,555,597
2024 and after years	4,775,238

Total	$21,223,891

The Company is not aware of any pending or threatened litigation, claims, or assessments or unasserted claims or assessments that are required to be accrued or disclosed in the financial statements.

15. Concentration of Credit Risk

The Company’s cash and cash equivalents, along with accounts receivable, involve elements of market and credit risk. The Company maintains two checking accounts in one commercial bank. Cash in these accounts at times exceeded $250,000, while the Federal Deposit Insurance Corporation (“FDIC”) secures the checking accounts up to $250,000. There was no unsecured cash balance as of June 30, 2020 and 2019.

The Company’s revenues are from a variety of customers ranging from large retail stores to small individuals. The Company provides credit in the normal course of business to its customers and performs ongoing credit evaluations of these customers. Historically, the Company has never experienced any significant loss from bad debt.

The Company has certain customers whose revenue individually represented 10% or more of the Company’s total revenue and whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable. For the nine months ended September 30, 2020 and 2019, two major customers accounted for approximately 34.6 % and 36.0% of gross revenue, respectively, and the same two major customers accounted for approximately 39.5 % and 36.0% of accounts receivable at the end of September 30, 2020 and 2019, respectively.

16. Subsequent Events

Upon reviewing the events and transactions that have occurred after the audit period of September 30, 2020, the Management has determined that no material subsequent events or transactions have occurred that would require the Company either to recognize the financial impact or disclose such events in the financial statements.